UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Willis Towers Watson Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 V06991-P86204

You invested in WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 17, 2023.

 Get informed before you vote

View the Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* May 17, 2023 9:30 a.m. IST Registration begins at 9:00 a.m. IST
The Shelbourne Hotel 27 St. Stephen’s Green Dublin, Ireland

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Elect directors.

1a.	Dame Inga Beale	For

1b.	Fumbi Chima	For

1c.	Stephen Chipman	For

1d.	Michael Hammond	For

1e.	Carl Hess	For

1f.	Jacqueline Hunt	For

1g.	Paul Reilly	For

1h.	Michelle Swanback	For

1i.	Paul Thomas	For

1j.	Fredric Tomczyk	For

2.	Ratify, on an advisory basis, the appointment of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and authorize, in a binding vote, the Board, acting through the Audit and Risk Committee, to fix the independent auditors’ remuneration.	For

3.	Approve, on an advisory basis, the named executive officer compensation.	For

4.	Approve, on an advisory basis, the frequency of the advisory vote on named executive officer compensation.	Year

5.	Renew the Board’s existing authority to issue shares under Irish law.	For

6.	Renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

V06992-P86204